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As filed with the Securities and Exchange Commission on June 18, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IHS Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(303) 790-0600
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

STEPHEN GREEN
Executive Vice President, Legal
IHS Inc.
15 Inverness Way
East Englewood, CO 80112
(303) 790-0600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

JOSEPH A. HALL
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Class A common stock, par value $0.01 per share
Series A junior participating preferred stock purchase rights(2)
Preferred stock
Senior debt securities
Subordinated debt securities

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)
Each share of Class A common stock includes one series A junior participating preferred stock purchase right pursuant to a rights agreement between the registrant and the rights agent. The series A junior participating preferred stock purchase rights will initially trade together with the Class A common stock. The value attributable to the series A junior participating preferred stock purchase rights, if any, is reflected in the offering price of the Class A common stock.

PROSPECTUS

IHS Inc.

Class A Common Stock
Preferred Stock
Debt Securities

        From time to time, we or a selling securityholder may offer Class A common stock, and we may offer preferred stock or debt securities. Specific terms of these securities will be provided in supplements to this prospectus.

        Each time we or a selling securityholder offers any security pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling securityholder, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock, preferred stock or debt securities.

        See "Risk Factors" beginning on page 11 of our Annual Report on Form 10-K for the year ended November 30, 2011 which is incorporated by reference herein, to read about factors you should consider before buying these securities.

        Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

June 18, 2012

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        The terms "IHS," "we," "us," and "our" refer to IHS Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

IHS INC.

        We are the leading source of critical information, analytics, and workflow tools in areas that shape today's business landscape. We provide solutions that support customer workflows in strategy and analysis, energy technical, product engineering, supply chain, and EHS & Sustainability, and in customer industry sectors including Energy and Natural Resources, Chemicals, Technology, Media & Telecom, Manufacturing, Transportation, and Government, Defense and Security. Businesses and governments in more than 165 countries around the globe rely on our comprehensive content, expert independent analysis and flexible delivery methods to make high-impact decisions and develop strategies with speed and confidence.

        We have been in business since 1959, were incorporated in the State of Delaware in 1994, and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, we employ over 6,000 people in more than 30 countries around the world.

        Our principal executive offices are located at 15 Inverness Way, East Englewood, Colorado 80112, and our telephone number is (303) 790-0600. We also maintain a website at www.ihs.com where general information about us is available. Our website and the information contained therein is not incorporated into this prospectus or the registration statement of which it forms a part.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we or a selling securityholder may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or a selling securityholder may offer. Each time we or a selling securityholder sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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  Annual Report on Form 10-K for the year ended November 30, 2011 filed with the SEC on January 23, 2012, and Amendment No. 1 on Form 10-K/A to such Annual Report filed with the SEC on February 8, 2012;

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  Definitive Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Stockholders filed with the SEC on February 28, 2012 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended November 30, 2011);

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  Quarterly Report on Form 10-Q for the quarterly period ended February 29, 2012 filed with the SEC on March 26, 2012; and

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  Current Report on Form 8-K/A filed with the SEC on October 21, 2011, Current Report on Form 8-K filed with the SEC on April 18, 2012, and Current Report on Form 8-K/A filed with the SEC on April 26, 2012.

        You may request a copy of these filings at no cost, by writing or telephoning our investor relations department at IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112, telephone number (303) 790-0600.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and in the documents incorporated by reference that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined under "Risk Factors" in our Annual Report on Form 10-K for the year ended November 30, 2011.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not rely upon forward-looking statements as predictions of future events.

        We do not intend to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business purposes.

        We will not receive any proceeds from the sale of any securities by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes and (2) interest expense (including amortization of any debt fees and any debt discount). Fixed charges were calculated by adding interest expense and the amortization of any debt fees and any debt discount.

Six Months Ended	Year Ended
	November 30, 2011	November 30, 2010	November 30, 2009	November 30, 2008	November 30, 2007
May 31, 2012
7.92	10.81	23.70	26.58	9.43	28.56

SELLING SECURITYHOLDERS

        The selling securityholders may include Conscientia Investment Limited ("Conscientia"), and any other stockholder who acquired its shares of Class A common stock directly or indirectly from Conscientia to the extent we have agreed to provide registration rights with respect to such shares. Any selling securityholders will be named in the applicable prospectus supplement.

 DESCRIPTION OF CAPITAL STOCK

General Matters

        The following description of our capital stock and the relevant provisions of our certificate of incorporation, our bylaws and applicable provisions of law are summaries thereof and are qualified by reference to our certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part or to our Annual Report on Form 10-K, and such applicable provisions of law.

        Our authorized capital stock consists of 160,000,000 shares of Class A common stock, $0.01 par value, and 1,600,000 shares of preferred stock, which the board of directors may issue with or without par value. The Class A common stock is our only class of common stock outstanding.

Common Stock

        Voting Rights.    The holders of our Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

        Dividend Rights.    Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See "Market for the Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividend Policy" in our Annual Report on Form 10-K for the year ended November 30, 2011, which is incorporated by reference herein. In the event a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be.

        Conversion.    Our Class A common stock is not convertible into any other shares of our capital stock. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

        Liquidation Rights.    In the event of liquidation, dissolution, distribution of assets or winding up, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

        Other Matters.    The Class A common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of Class A common stock are fully paid and non-assessable, and the shares of Class A common stock to be issued upon completion of any offering pursuant to this prospectus will be fully paid and non-assessable.

Preferred Stock

        When we offer to sell a particular series of preferred stock, we will describe the specific terms of such series in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

        The board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control and may adversely affect the voting, dividend and other rights of the holders of common stock.

        As of the date hereof, no shares of our preferred stock are outstanding and, other than shares of preferred stock that may become issuable pursuant to our rights agreement, we have no present plans to issue any shares of our preferred stock. See "—Rights Agreement."

        We have reserved 1,600,000 shares of our series A junior participating preferred stock to be made available upon exercise of our preferred share purchase rights.

        All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued may have priority over the Class A common stock with respect to dividend or liquidation rights or both.

        The transfer agent for each series of preferred stock will be described in the prospectus supplement for such series.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

        Under Delaware law, our certificate of incorporation and our bylaws contain certain provisions, which are summarized below, that:

  •
  are expected to discourage coercive takeover practices and inadequate takeover bids;

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  are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors;

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  could have the effect of delaying, deferring or discouraging another party from acquiring control of us;

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  could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts;

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  could prevent changes in our management; and

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  could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

        Classified Board.    Our certificate of incorporation provides that our board of directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board but must consist of not less than three or more than fifteen directors.

        Removal of Directors; Vacancies.    Under the Delaware General Corporation Law (the "DGCL"), unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation and bylaws provides that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the votes of the outstanding shares of our common stock entitled to be cast in the election of directors. In addition, our certificate of incorporation provides that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the number of directors voting would not constitute a quorum.

        Supermajority Provisions.    The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation may be amended only by a vote of 66 2/3% or more of all of the votes of the outstanding shares of our common stock entitled to be cast:

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  classified board, including the election and term of our directors;

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  the removal of directors and the filling of vacancies on our board of directors;

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  the prohibition on stockholder action by written consent;

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  the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or corporate secretary acting at the direction of our board of directors;

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  the ability of our board of directors to adopt, amend and/or repeal our bylaws without a stockholder vote; and

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  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        In addition, our certificate of incorporation grants our board of directors the authority to amend our bylaws without a stockholder vote in any manner that is consistent with the laws of the State of Delaware and our certificate of incorporation. Our certificate of incorporation also provides that the following provisions in our bylaws may be amended only by a vote of 66 2/3% or more of all of the votes of the outstanding shares of the Class A common stock entitled to be cast:

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  the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or secretary acting at the direction of our board of directors;

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  the advance notice requirements for stockholder proposals and director nominations;

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  the number, election and term of our directors;

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  the removal of directors and the filling of vacancies on our board of directors; and

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  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        Authorized but Unissued Capital Stock.    The DGCL does not require stockholder approval for any issuance of authorized shares. In addition, the listing requirements of the New York Stock Exchange, which will apply to us so long as our Class A common stock is listed on the New York Stock Exchange, only require stockholder approval of certain issuances that equal or exceed 20% of the then-outstanding voting power or then-outstanding number of shares of Class A common stock (or, in the case of certain related-party and other transactions, 1% or 5% of the then-outstanding voting power or then-outstanding number of shares of Class A common stock).

        The ability to issue authorized but unissued capital stock could enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of stock at prices higher than prevailing market prices.

        Undesignated Preferred Stock.    The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

        Limits on Written Consent and Special Meetings.    Our certificate of incorporation prohibits stockholder action by written consent. It also provides that special meetings of our stockholders may be called only by the Chairman of our board of directors or by our president or corporate secretary at the direction of our board of directors.

        Advance Notice Requirements for Nominations.    Our bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by us of the date of such meeting. If the number of directors to be elected to our board of directors at an annual meeting is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our corporate secretary not later than the close of business on the tenth day following the day on which such public announcement is first made by us.

        Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

        A stockholder's notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

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  the name and record address of the stockholder and the beneficial owner;

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  the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

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  a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

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  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination.

        As to each person whom the stockholder proposes to nominate for election as a director, the notice must include:

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  all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended; and

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  the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        Advance Notice of Stockholder Proposals.    Our bylaws also contain advance notice procedures with regard to stockholder proposals not related to director nominations. These notice procedures, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by our corporate secretary.

        A stockholder's notice to our corporate secretary must be in proper written form and must set forth, as to each matter the stockholder and the beneficial owner (if any) proposes to bring before the meeting:

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  a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made;

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  the name and record address of the stockholder and beneficial owner;

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  the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

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  a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

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  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the business proposal, or otherwise to solicit proxies from stockholders in support of such proposal.

        Limitations on Liability and Indemnification Matters.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for actions taken as a director, except for liability:

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  for breach of duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends); or

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  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

        Rights Agreement.    We entered into a rights agreement in conjunction with our initial public offering. Pursuant to our rights agreement, one series A junior participating preferred stock purchase right (a "Class A right") was issued for each share of our Class A common stock outstanding on the date that offering was completed. The Class A rights were issued subject to the terms of our rights agreement.

        Our board of directors adopted our rights agreement to protect our stockholders from coercive or otherwise unfair takeover tactics. However, our rights agreement may also prevent takeovers that you would consider beneficial to you or us.

        In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding Class A common stock without the approval of our board of directors. We provide the following summary description below. However, this description is only a summary, is not complete, and should be read together with our entire rights agreement, which has been publicly filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        Our board of directors authorized the issuance of one Class A right for each share of Class A common stock outstanding on the date hereof.

        Our Class A rights initially trade with, and are inseparable from, the Class A common stock. Our Class A rights are evidenced only by Class A certificates that represent shares of our Class A common stock. New rights will accompany any new shares of Class A common stock we issue after the date hereof until the date on which the rights are distributed as described below.

        Each of our Class A rights will allow its holder to purchase from us one one-hundredth of a share of our series A junior participating preferred stock for $100.00, once the rights become exercisable. Prior to exercise, our Class A rights do not give their holders any dividend, voting or liquidation rights.

        Our Class A rights will not be exercisable until:

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  ten business days after the public announcement that a person or group has become an "acquiring person" by obtaining beneficial ownership of 15% or more of our outstanding Class A common stock or, if earlier,

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  ten business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

        Our rights agreement contains provisions excluding TBG Holdings N.V., Urvanos Investments Limited and certain of their transferees from the operation of the adverse terms of our rights agreement.

        Until the date our Class A rights become exercisable, our certificates of Class A common stock also evidence our Class A rights, and any transfer of shares of the Class A common stock constitutes a transfer of our Class A rights. After that date, our Class A rights will separate from the Class A common stock and be evidenced by book entries by the rights agent and by Class A rights certificates that we will mail to all eligible holders of our Class A common stock. Any of our Class A rights held by an acquiring person are void and may not be exercised.

        If a person or group becomes an acquiring person, all holders of our Class A rights except the acquiring person may, for the then applicable exercise price, purchase shares of our Class A common stock with a market value of twice the then applicable exercise price, based on the market price of our Class A common stock prior to such acquisition.

        If we are later acquired in a merger or similar transaction after the date our Class A rights become exercisable, all holders of our Class A rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation's stock prior to such merger.

        Each one one-hundredth of a share of our series A junior participating preferred stock, if issued:

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  will not be redeemable;

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  will entitle holders to quarterly dividend payments of an amount equal to the greater of (i) $0.01 per share and (ii) the dividend paid on one share of our Class A common stock;

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  will entitle holders upon liquidation to receive an amount equal to the payment made on one share of our Class A common stock;

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  will have the same voting power as one share of our Class A common stock; and

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  if shares of our Class A common stock are exchanged via merger, consolidation or a similar transaction, will entitle holders to a payment equal to the payment made on one share (as may be adjusted) of our Class A common stock.

        The value of one one-hundredth interest in a share of our series A junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of our Class A common stock. Our Class A rights will expire on November 10, 2015.

        Our board of directors may redeem our Class A rights for $0.01 per right at any time before any person or group becomes an acquiring person. If our board of directors redeems any of our Class A rights, it must redeem all of our Class A rights. Once our Class A rights are redeemed, the only right of the holders of our Class A rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a stock split or stock dividends of the Class A common stock.

        After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding Class A common stock, our board of directors may extinguish our Class A rights by exchanging one share of our Class A common stock or an equivalent security for each Class A right other than Class A rights held by the acquiring person.

        Our board of directors shall adjust the purchase price of our series A junior participating preferred stock, the number of shares of our series A junior participating preferred stock issuable and/or the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our preferred stock or Class A common stock. No adjustments to the purchase price of our series A junior participating preferred stock of less than 1% will be made.

        The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our Class A rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our Class A rights.

        Delaware Anti-Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the time the person became an interested stockholder unless:

  •
  prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their interests.

        Under Section 203, a "business combination" generally includes a merger, asset or stock sale, or other similar transaction with an interested stockholder, and an "interested stockholder" is generally a person who, together with its affiliates and associates, owns or, in the case of affiliates or associates of the corporation, owned 15% or more of a corporation's outstanding voting securities within three years prior to the determination of interested stockholder status.

Listing

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS."

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

        The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

  •
  the title and principle aggregate amount of the debt securities;

  •
  whether the debt securities will be senior, subordinated or junior subordinated;

  •
  whether the debt securities will be secured or unsecured;

  •
  whether the debt securities are convertible or exchangeable into other securities;

  •
  the percentage or percentages of principle amount at which such debt securities will be issued;

  •
  the interest rate(s) or the method for determining the interest rate(s);

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  the person to whom any interest on the debt securities will be payable;

  •
  the places where payments on the debt securities will be payable;

  •
  the maturity date;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  whether such debt securities will be issued in whole or in parting the form of one or more global securities;

  •
  the identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

  •
  any applicable subordination provisions for any subordinated debt securities;

  •
  any restriction or condition on the transferability of the debt securities;

  •
  the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

  •
  the securities exchange(s) on which the securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for the securities;

  •
  the extent to which a secondary market for the securities is expected to develop;

  •
  our obligations or right to redeem, purchase of repay debt securities under a sinking fund, amortization or analogous provision;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and

  •
  additional terms not inconsistent with the provisions of the indenture.

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

        If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

        We or a selling securityholder may sell the securities in any of three ways (or in any combination) from time to time:

  •
  through underwriters, brokers or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The prospectus supplement will set forth the terms of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

  •
  the public offering price of the securities and the proceeds to us or to the selling securityholders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We or the selling securityholders may effect the distribution of the securities from time to time in one or more transactions either:

  •
  at a fixed price or at prices that may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to such prevailing market prices; or

  •
  at negotiated prices.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

        We or the selling securityholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed 8% of the maximum aggregate offering proceeds.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS."

        Agents and underwriters may be entitled to indemnification by us and, if applicable, the selling securityholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

        Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

 VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of IHS Inc. appearing in its Annual Report on Form 10-K for the year ended November 30, 2011 and Amendment No. 1 on Form 10-K/A to such Annual Report, and the effectiveness of IHS Inc.'s internal control over financial reporting as of November 30, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

        The audited historical financial statements of SMT Holding Corp. included in Exhibit 99.1 to IHS Inc.'s Amendment No. 1 to Current Report on Form 8-K dated October 21, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

	Amount to be Paid
Registration fee		$(1)
Printing		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Trustee fees		(2)
Transfer agent and registrar fees		(2)
Miscellaneous		(2)

TOTAL	$

(1)
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

(2)
The amount of these expenses is not presently known.

        In connection with any offering under this registration by a selling securityholder, all or a portion of the foregoing expenses may be reimbursed to the registrant by the selling securityholder, as described in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant's amended and restated certificate of incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

        The registrant has entered into indemnification agreements with each of its current and future directors to provide such directors with contractual assurances regarding the scope of indemnification set forth in the registrant's amended and restated certificate of incorporation, and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer, or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant's Certificate of Incorporation provides for such limitation of liability.

        The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

        The proposed form of underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the registrant by the underwriters against certain liabilities.

Item 16.    Exhibits and Financial Statement Schedules

(a)
The following exhibits are filed as part of this registration statement:

Exhibit No.		Document
1.1	*	Form of Underwriting Agreement
4.1	**	Composite Conformed Amended and Restated Certificate of Incorporation
4.2	**	Amended and Restated Certificate of Incorporation of IHS Inc., dated as of November 14, 2005
4.3		Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended November 30, 2010)
4.4		Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2009)
4.5		Form of Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the registrant's Registration Statement on Form S-1 (No. 333-122565) filed on May 20, 2005)
4.6	**	Rights Agreement dated as of November 10, 2005 between IHS Inc. and American Stock Transfer and Trust Company, LLC (as successor to Computershare Trust Company, Inc.), as Rights Agent
4.7		Agreement of Substitution and Amendment of Rights Agreement dated as of January 20, 2009 between IHS Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.3 to the registrant's Annual Report on Form 10-K for the year ended November 30, 2008)
4.8		Amended and Restated Registration Rights Agreement dated as of May 2, 2007 between IHS Inc. and Urvanos Investment Limited (incorporated herein by reference to Exhibit 4.4 to the registrant's Post Effective Amendment No. 1 to Form S-3 (No. 333-141512) filed on May 21, 2007)
4.9		Amendment No. 1 to Registration Rights Agreement dated as of September 18, 2008 between IHS Inc. and Urvanos Investment Limited (incorporated herein by reference to Exhibit 99.1 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2009)
4.10	**	Form of Senior Indenture
4.11	*	Form of Senior Note
4.12	**	Form of Subordinated Indenture

Exhibit No.		Document
4.13	*	Form of Subordinated Note
5.1	**	Opinion of Davis Polk & Wardwell LLP
12.1	**	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges
23.1	**	Consent of Ernst & Young LLP
23.2	**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	**	Consent of PricewaterhouseCoopers LLP
24.1	**	Power of Attorney (included on the signature page of the registration statement)
25.1	*	Statement of Eligibility of Trustee

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

**
Filed herewith.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 18, 2012.

IHS INC.
By:	/s/ STEPHEN GREEN Name: Stephen Green Title: Executive Vice President, Legal

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerre L. Stead, Stephen Green and M. Sean Radcliffe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JERRE L. STEAD Jerre L. Stead	Chairman and Chief Executive Officer (Principal Executive Officer)	June 18, 2012
/s/ RICHARD WALKER Richard Walker	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2012
/s/ HEATHER MATZKE-HAMLIN Heather Matzke-Hamlin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2012
/s/ C. MICHAEL ARMSTRONG C. Michael Armstrong	Director	June 18, 2012
/s/ RUANN F. ERNST Ruann F. Ernst	Director	June 18, 2012
/s/ BRIAN H. HALL Brian H. Hall	Director	June 18, 2012
/s/ ROGER HOLTBACK Roger Holtback	Director	June 18, 2012
/s/ BALAKRISHNAN S. IYER Balakrishnan S. Iyer	Director	June 18, 2012

Signature	Title	Date

/s/ MICHAEL KLEIN Michael Klein	Director	June 18, 2012
/s/ RICHARD W. ROEDEL Richard W. Roedel	Director	June 18, 2012
/s/ CHRISTOPH V. GROLMAN Christoph v. Grolman	Director	June 18, 2012

EXHIBIT INDEX

Exhibit No.		Document
1.1	*	Form of Underwriting Agreement
4.1	**	Composite Conformed Amended and Restated Certificate of Incorporation
4.2	**	Amended and Restated Certificate of Incorporation of IHS Inc., dated as of November 14, 2005
4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended November 30, 2010)
4.4		Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2009)
4.5
Form of Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the registrant's Registration Statement on Form S-1 (No. 333-122565) filed on May 20, 2005)
4.6	**	Rights Agreement dated as of November 10, 2005 between IHS Inc. and American Stock Transfer and Trust Company, LLC (as successor to Computershare Trust Company, Inc.), as Rights Agent
4.7
Agreement of Substitution and Amendment of Rights Agreement dated as of January 20, 2009 between IHS Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.3 to the registrant's Annual Report on Form 10-K for the year ended November 30, 2008)
4.8
Amended and Restated Registration Rights Agreement dated as of May 2, 2007 between IHS Inc. and Urvanos Investment Limited (incorporated herein by reference to Exhibit 4.4 to the registrant's Post Effective Amendment No. 1 to Form S-3 (No. 333-141512) filed on May 21, 2007)
4.9
Amendment No. 1 to Registration Rights Agreement dated as of September 18, 2008 between IHS Inc. and Urvanos Investment Limited (incorporated herein by reference to Exhibit 99.1 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2009)
4.10	**	Form of Senior Indenture
4.11	*	Form of Senior Note
4.12	**	Form of Subordinated Indenture
4.13	*	Form of Subordinated Note
5.1	**	Opinion of Davis Polk & Wardwell LLP
12.1	**	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges
23.1	**	Consent of Ernst & Young LLP
23.2	**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	**	Consent of PricewaterhouseCoopers LLP
24.1	**	Power of Attorney (included on the signature page of the registration statement)
25.1	*	Statement of Eligibility of Trustee

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To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

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Filed herewith.